UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 9, 2015, Casella Waste Systems, Inc. (the “Company”) and the Guarantors named therein entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $60.0 million in aggregate principal amount of 7.75% senior subordinated notes due 2019 (the “Notes”) in connection with the Company’s previously announced public offering of the Notes (the “Notes Offering”). The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters and termination and other customary provisions.

The Company estimates that the net proceeds from the Notes Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, are approximately $57.3 million. The Company expects to use the net proceeds from the Notes Offering, together with initial borrowings under the new senior secured asset-based revolving credit and letter of credit facility that the Company expects to enter into (the “ABL Facility”) to refinance the Company’s existing senior revolving credit and letter of credit facility (the “Current Senior Credit Facility”). Prior to the effectiveness of the ABL Facility, the Company intends to apply the net proceeds from the Notes Offering to reduce borrowings under the Current Senior Credit Facility. The Company cannot assure that the ABL Facility will become effective or, if it becomes effective, on what terms.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Underwriting Agreement is being filed to provide investors with information regarding its terms and contains various representations, warranties and covenants of, among others, the Company. It is not intended to provide any factual information about any of the parties thereto or any subsidiaries of the parties thereto. The representations, warranties and covenants were made for purposes of the Underwriting Agreement, solely for the benefit of the parties thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes are additional notes under the indenture, dated as of February 7, 2011, among the Company, the Guarantors party thereto and U.S. Bank National Association as trustee, pursuant to which the Company previously issued $325.0 million aggregate principal amount of 7.75% senior subordinated notes due 2019 (the “Indenture”). The Notes will mature on February 15, 2019. The Company will pay interest on the Notes semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on August 15, 2015. The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Company’s existing and future domestic restricted subsidiaries that guarantee the Current Senior Credit Facility and that are expected to guarantee the ABL Facility. The Notes and the guarantees are the Company’s general unsecured senior subordinated obligations and are subordinated in right of payment to all of the Company’s and the guarantors’ senior debt. In addition, the Notes are structurally subordinated to all of the liabilities of any subsidiaries that are not guaranteeing the Notes.

The Notes will be redeemable on or after February 15, 2015, at the redemption prices set forth in the Indenture. The Company may also redeem some or all of the Notes before February 15, 2015, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make whole” premium. In addition, the Company may be required to make an offer to purchase the Notes upon the sale of certain assets and upon a change of control.

The above description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture, including the form of Note, which is incorporated herein by reference to Exhibit 4.3 to the Company’s shelf registration statement on Form S-3 declared effective by the Securities and Exchange Commission (the “Commission”) on December 29, 2014 (File No. 333-200784) (the “Registration Statement”). The Indenture contains various representations, warranties and covenants of, among others, the Company. It is not intended to provide any factual information about any of the parties thereto or any subsidiaries of the parties thereto. The representations, warranties and covenants were made for purposes of the Indenture, solely for the benefit of the parties thereto.

Item 8.01. Other Events.

Pricing of Notes Offering

On February 9, 2015, the Company announced the pricing of the Notes Offering at an issue price of 99.25%, less the amount of interest that would have accrued from the settlement date to February 15, 2015. A copy of the press release announcing the pricing of the Notes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Completion of Notes Offering

On February 13, 2015, the Company completed the Notes Offering and issued $60.0 million aggregate principal amount of the Notes pursuant to the Indenture. The Notes have been registered pursuant to the Company’s Registration Statement, including the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Act, dated February 9, 2015, to the prospectus contained in the Registration Statement.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion with respect to the Notes sold in the Notes Offering and Cleveland, Waters & Bass, P.A. has issued a legal opinion regarding certain matters under New Hampshire law, Cohen & Grigsby, PC has issued a legal opinion regarding certain matters under Pennsylvania law, Fox Rothschild LLP has issued a legal opinion regarding certain matters under New Jersey law, Hunton & Williams LLP has issued a legal opinion regarding certain matters under Virginia law, Paul Frank + Collins, P.C. has issued a legal opinion regarding certain matters under Vermont law and Pierce Atwood LLP has issued a legal opinion regarding certain matters under Maine law. Copies of such opinions, including the consents included therein, are attached to this Current Report on Form 8-K as Exhibits 5.1, 5.2, 5.3, 5.4, 5.5, 5.6 and 5.7, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: February 13, 2015	By:	/s/ Edmond R. Coletta

		Name:	Edmond R. Coletta

		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 9, 2015, by and among Casella Waste Systems, Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the Underwriters named therein

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

5.2	Opinion of Cleveland, Waters & Bass, P.A.

5.3	Opinion of Cohen & Grigsby, PC

5.4	Opinion of Fox Rothschild LLP

5.5	Opinion of Hunton & Williams LLP

5.6	Opinion of Paul Frank + Collins, P.C.

5.7	Opinion of Pierce Atwood LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Cleveland, Waters & Bass, P.A. (included in Exhibit 5.2)

23.3	Consent of Cohen & Grigsby, PC (included in Exhibit 5.3)

23.4	Consent of Fox Rothschild LLP (included in Exhibit 5.4)

23.5	Consent of Hunton & Williams LLP (included in Exhibit 5.5)

23.6	Consent of Paul Frank + Collins, P.C. (included in Exhibit 5.6)

23.7	Consent of Pierce Atwood LLP (included in Exhibit 5.7)

99.1	Press release of Casella Waste Systems, Inc. dated February 9, 2015